UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 16, 2015

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

P.O. BOX 660199

DALLAS, TEXAS 75266-0199

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 16, 2015, the stockholders elected TI’s Board of Directors and voted upon two Board proposals contained within our Proxy Statement dated March 4, 2015.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Ralph W. Babb, Jr.	854,413,220	1,907,390	2,307,982	82,122,519
Mark A. Blinn	854,422,064	1,834,672	2,371,856	82,122,519
Daniel A. Carp	849,954,649	6,300,268	2,373,675	82,122,519
Carrie S. Cox	849,647,671	6,683,534	2,297,387	82,122,519
Ronald Kirk	852,732,103	3,634,639	2,261,850	82,122,519
Pamela H. Patsley	840,052,628	16,257,560	2,318,404	82,122,519
Robert E. Sanchez	853,603,959	2,744,802	2,279,831	82,122,519
Wayne R. Sanders	844,733,663	10,060,494	3,834,435	82,122,519
Ruth J. Simmons	847,485,625	7,280,343	3,862,624	82,122,519
Richard K. Templeton	833,378,331	19,916,860	5,333,401	82,122,519
Christine Todd Whitman	850,907,558	5,435,559	2,285,475	82,122,519

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	819,811,084	34,980,617	3,836,891	82,122,519

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2015	930,827,900	7,331,768	2,591,443

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 20, 2015	By:	/s/ Joseph F. Hubach
Joseph F. Hubach
Senior Vice President, Secretary and General Counsel